Exhibit 99.1

Cerence Names Daniel Tempesta as Chief Financial Officer

Tempesta joins Cerence following 15-year tenure at Nuance Communications; current CFO Tom Beaudoin will retain seat on Cerence’s Board of Directors

BURLINGTON, Mass., March 4, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today announced that it has appointed Daniel Tempesta as its new Chief Financial Officer (CFO), effective March 18, 2024. Mr. Tempesta brings more than 30 years of financial and operational excellence, as well as extensive knowledge of Cerence from his previous role as CFO of Nuance Communications Inc. (“Nuance”). As Cerence’s CFO, Mr. Tempesta will be focused on accelerating growth, improving operating results, and driving sustainable, long-term value.

Mr. Tempesta joins Cerence after more than 15 years at Nuance, where he most recently served as EVP & CFO from July 2015 until December 2023, including through the acquisition of Nuance by Microsoft. In this role, Mr. Tempesta oversaw all finance and accounting operations, as well as tax, treasury, investor relations, order management, and procurement. During his tenure at Nuance, Mr. Tempesta held numerous senior finance roles, including chief accounting officer and senior vice president of finance. Prior to Nuance, he was the corporate controller and chief accounting officer at Teradyne, and previously held a number of roles at PwC. Mr. Tempesta holds a business administration and accounting degree from the Isenberg School of Management at the University of Massachusetts Amherst.

“Dan is an accomplished finance executive who brings extensive technology expertise and deep understanding of Cerence and our business to his new role,” said Stefan Ortmanns, CEO, Cerence. “With his proven track record of strong leadership and his experience in the space, I and the Cerence leadership team look forward to Dan’s partnership and contributions at this important moment in Cerence’s growth.”

“I am honored to join Cerence at this exciting time, as the company embarks upon the next phase of its journey to revolutionize the user experience in the car and across transportation,” said Daniel Tempesta. “Having spent the last 15 years deeply entrenched in voice and AI technologies, I am excited about the path that lies ahead for Cerence, and I look forward to leveraging my knowledge of the industry and Cerence’s business to help drive excellence in our operations and execution.”

Mr. Tempesta replaces Tom Beaudoin, who has served on Cerence’s Board of Directors since October 2019 and as Cerence’s CFO since May 2022. Mr. Beaudoin will remain an employee through April 30, 2024 to ensure a smooth transition of responsibilities to the new CFO. Mr. Beaudoin will retain his seat on Cerence’s Board of Directors.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth; strategy; opportunities; business, industry and market trends; and management’s future expectations, estimates, assumptions, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com

or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas and attacks on commercial ships in the Red Sea by the Houthi groups on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs), the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Investors: Rich Yerganian | Tel: 617-987-4799 | Email: richard.yerganian@cerence.com

Media: Kate Hickman | Tel: 339-215-4583 | Email: kate.hickman@cerence.com